Exhibit 99.1
Thoughtworks Reports Fourth Quarter and Full Year 2022 Financial Results
•Fourth quarter revenues of $310.7 million and full year revenues of $1.3 billion
•Reported revenue growth of 8.3% for the fourth quarter and 21.1% for the full year
•Constant currency growth of 14.7% for the fourth quarter and 26.8% for the full year
•Provides guidance for the full year and first quarter of 2023
CHICAGO, IL., (February 28, 2023) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the fourth quarter and full year ended December 31, 2022 and provided its financial outlook for the full year and first quarter of 2023.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "We are pleased with our performance in the fourth quarter and our clients continue to look to us to help them navigate these uncertain times and tackle their biggest technology challenges. Our revenues were $310.7 million for the fourth quarter, up 8.3% year over year and 14.7% in constant currency1, and $1.3 billion for the full year 2022, up 21.1% or 26.8% in constant currency1."
Fourth quarter 2022 summary
•Revenues of $310.7 million, a year-over-year increase of 8.3%; 14.7% in constant currency1
•Net income of $16.1 million compared to net loss of $(16.9) million for the fourth quarter of 2021; net income margin of 5.2% compared to net loss margin of (5.9)% for the fourth quarter of 2021
•Adjusted EBITDA of $58.2 million compared to $51.7 million for the fourth quarter of 2021; Adjusted EBITDA Margin of 18.7% compared to 18.0% for the fourth quarter of 2021
•Diluted earnings per common share of $0.05 compared to diluted loss per common share of $(0.06) for the fourth quarter of 2021
•Adjusted Diluted EPS of $0.10 compared to $0.09 for the fourth quarter of 2021
•Stock-based compensation of $21.6 million compared to $51.0 million for the fourth quarter of 2021
Full year 2022 summary
•Revenues of $1,296.2 million, a year-over-year increase of 21.1%; 26.8% in constant currency1
•Net loss of $(105.4) million compared to $(0.6) million for the year ended December 31, 2021; net loss margin of (8.1)% compared to (0.1)% for the year ended December 31, 2021
•Adjusted EBITDA of $256.8 million compared to $223.2 million for the year ended December 31, 2021; Adjusted EBITDA Margin of 19.8% compared to 20.9% for the year ended December 31, 2021
•Diluted loss per common share of $(0.34) compared to $(0.24) for the year ended December 31, 2021
•Adjusted Diluted EPS of $0.43 compared to $0.46 for the year ended December 31, 2021
1 Revenue Growth Rate at constant currency, Adjusted EBITDA, Adjusted Diluted EPS and certain other measures in this release, are non-GAAP financial measures. See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.

•Stock-based compensation of $249.9 million, which includes $46.7 million related to the approval of China SAFE during the first quarter2, compared to $128.3 million for the year ended December 31, 2021
Financial review of fourth quarter 2022 results
Revenues for the fourth quarter were $310.7 million, a year-over-year increase of 8.3%; 14.7% in constant currency. Revenues for the quarter reflect a foreign currency translation impact of negative 6.4%, compared with the negative 8.6% impact previously assumed. Adjusting for the actual foreign currency translation impact, our guided range for fourth quarter revenues was approximately $309.3 million to $315.3 million. Acquisitions completed in the last twelve months contributed approximately 3% to revenue growth in the quarter.
Gross margin for the fourth quarter was 33.7% compared to 29.3% in the fourth quarter of 2021, impacted by $15.0 million and $35.7 million, respectively, of stock-based compensation recorded in cost of revenues.
Adjusted Gross Margin for the fourth quarter was 39.7% compared to 42.9% in the fourth quarter of 2021.
Selling, general and administrative (“SG&A”) expenses for the fourth quarter were $77.0 million, or 24.8% of revenues, compared to $87.6 million, or 30.5% of revenues, for the fourth quarter of 2021.
Adjusted SG&A for the fourth quarter was $68.8 million, or 22.1% of revenues, compared to $70.6 million, or 24.6% of revenues, for the fourth quarter of 2021.
Net income and net income margin for the fourth quarter was $16.1 million and 5.2%, respectively, compared to net loss and net loss margin of $(16.9) million and (5.9)%, respectively, for the fourth quarter of 2021, impacted by stock-based compensation of $21.6 million and $51.0 million for the fourth quarter of 2022 and 2021, respectively.
Adjusted EBITDA for the fourth quarter was $58.2 million, an increase of 12.6% compared to the fourth quarter of 2021. Adjusted EBITDA Margin was 18.7% compared to 18.0% for the fourth quarter of 2021.
Diluted earnings per common share for the fourth quarter was $0.05 compared to diluted loss per common share of $(0.06) for the fourth quarter of 2021.
Adjusted Diluted EPS for the fourth quarter of $0.10 compared to $0.09 for the fourth quarter of 2021, after adjusting for $12.1 million of unrealized foreign exchange gains, $21.6 million of stock-based compensation, $3.4 million of intangibles amortization, $1.1 million of acquisition costs, $0.4 million of non-recurring professional fees, $(0.1) million of employer payroll related expense on employee equity incentive plan, $3.5 million of change in fair value of contingent consideration and $(1.7) million in income tax effects for the aforementioned adjustments.
We saw growth for the quarter across all regions. Revenue growth by customer location was as follows:
•Geographic revenues increased: North America 14.7%; Europe 8.2%; LATAM 4.2%; and APAC 2.1% compared with the fourth quarter of 2021.
2 During the first quarter, the Company recorded stock-based compensation expense for equity awards that were previously awarded to participants but were contingent upon the successful and active registration with the State Administration of Foreign Exchange of the People's Republic of China (“China SAFE”), which occurred on February 25, 2022.

We also saw growth across our Automotive, travel and transportation; Energy, public and health services; and Technology and business services industry verticals during the quarter. We experienced a decline in our Retail and consumer; and Financial services and insurance industry verticals. Revenue growth (decline) by industry was as follows:
•Industry vertical revenues increased: Automotive, travel and transportation 27.4%; Energy, public and health services 13.7%; and Technology and business services 10.1% compared with the fourth quarter of 2021.
•Industry vertical revenues decreased: Retail and consumer (4.9)%; and Financial services and insurance (0.1)% compared with the fourth quarter of 2021.
Financial review of full year 2022 results
Revenues for the year ended December 31, 2022 were $1,296.2 million, a year-over-year increase of 21.1%; 26.8% in constant currency. Acquisitions completed in the last twelve months contributed approximately 2% to revenue growth for the year ended December 31, 2022.
Our overall bookings for the trailing twelve months ended December 31, 2022 decreased by (8.7)% year on year to $1.4 billion. For the trailing twelve months ended December 31, 2022, we had 39 clients with bookings greater than $10 million compared to 40 clients for the trailing twelve months ended December 31, 2021.
Gross margin for the year ended December 31, 2022 was 26.7% compared to 37.4% for the year ended December 31, 2021, impacted by $176.0 million and $60.7 million, respectively, of stock-based compensation2 recorded in cost of revenues.
Adjusted Gross Margin for the year ended December 31, 2022 was 41.6% compared to 44.2% for the year ended December 31, 2021.
SG&A expenses for the year ended December 31, 2022 were $372.8 million, or 28.8% of revenues, compared to $333.9 million, or 31.2% of revenues, for the year ended December 31, 2021, impacted by $73.9 million and $67.6 million, respectively, of stock-based compensation2.
Adjusted SG&A for the year ended December 31, 2022 was $290.3 million, or 22.4% of revenues, compared to $249.3 million, or 23.3% of revenues, for the year ended December 31, 2021.
Net loss and net loss margin for the year ended December 31, 2022 were $(105.4) million and (8.1)%, respectively, compared to $(0.6) million and (0.1)%, respectively, for the year ended December 31, 2021, impacted by stock-based compensation2 of $249.9 million and $128.3 million for the year ended December 31, 2022 and 2021, respectively.
Adjusted EBITDA for the year ended December 31, 2022 was $256.8 million, an increase of 15.0% compared to the year ended December 31, 2021. Adjusted EBITDA Margin for the year ended December 31, 2022 was 19.8% compared to 20.9% for the year ended December 31, 2021.
Diluted loss per common share for the year ended December 31, 2022 was $(0.34) compared to $(0.24) for the year ended December 31, 2021.
Adjusted Diluted EPS for the year ended December 31, 2022 was $0.43 compared to $0.46 for the year ended December 31, 2021, after adjusting for $10.1 million of unrealized foreign exchange losses, $249.9 million of stock-based compensation2, $13.1 million of intangibles amortization, $4.1 million of acquisition costs, $2.0 million of non-recurring professional fees, $6.4 million of employer payroll related expense on employee equity incentive plan, $0.3 million of final tax assessment for closed operations, $1.0 million of change in fair value of contingent consideration and $(41.6) million in income tax effects for the aforementioned adjustments.

We saw solid growth for the year ended December 31, 2022 across all regions. Revenue growth by customer location was as follows:
•Geographic revenues increased: North America 27.1%; Europe 18.3%; LATAM 18.2%; and APAC 17.1%; compared with the year ended December 31, 2021.
We also continued to see growth across our industry verticals during the year ended December 31, 2022. Revenue growth by industry was as follows:
•Industry vertical revenues increased: Financial services and insurance 30.1%; Technology and business services 24.7%; Automotive, travel and transportation 21.8%; Retail and consumer 16.5%; and Energy, public and health services 15.0% compared with the year ended December 31, 2021.
We continue to have good liquidity. We had cash and cash equivalents of $194.3 million as of December 31, 2022, along with $300.0 million of borrowing capacity under our revolving credit line. Our total debt outstanding, before deferred financing fees, was $402.5 million at December 31, 2022. Cash flow provided by operations was $32.1 million in the fourth quarter of 2022 compared to $22.8 million in the fourth quarter of 2021 and $89.4 million for the year ended December 31, 2022 compared to $118.3 million for the year ended December 31, 2021. Free Cash Flow in the fourth quarter of 2022 was $27.3 million compared to $18.2 million in the fourth quarter of 2021 and $64.9 million for the year ended December 31, 2022 compared to $92.2 million for the year ended December 31, 2021.
Change in accounting principle - Stock-based compensation
In the fourth quarter of 2022, the Company changed its stock-based compensation policy for recognizing expense for graded vesting awards with only service conditions from the accelerated attribution method to the straight-line attribution method. Our financial results included within this press release are presented on a basis consistent with the straight-line method. As such, previously reported financial information has been adjusted to reflect the change in accounting principle. The impacts to our financial statements related to the change in accounting principle are as follows:
Income statement:
•Three months ended December 31, 2022 - Net income increased by $2.9 million. Diluted EPS increased by $0.01. There was no impact to Adjusted Diluted EPS.
•Year ended December 31, 2022 - Net loss decreased by $2.7 million. Diluted loss per common share decreased by $0.01. There was no impact to Adjusted Diluted EPS.
•Three months ended December 31, 2021 - Net loss decreased by $18.3 million. Diluted loss per common share decreased by $0.06. There was no impact to Adjusted Diluted EPS.
•Year ended December 31, 2021 - Net loss decreased by $23.0 million. Diluted loss per common share decreased by $0.09. There was no impact to Adjusted Diluted EPS.
Balance sheet:
•December 31, 2022 - Assets - decrease in other non-current assets; Liabilities - increase in deferred tax liabilities; Stockholders’ equity - decrease in additional paid-in capital, increase in accumulated other comprehensive loss, and decrease in retained deficit. Total stockholders’ equity decreased by $6.4 million.
•December 31, 2021 - Assets - decrease in other non-current assets; Liabilities - increase in deferred tax liabilities; Stockholders’ equity - decrease in additional paid-in capital, decrease in accumulated other comprehensive loss, and decrease in retained deficit. Total stockholders’ equity decreased by $6.5 million.

Cash flows: Changes to our operating cash flows were driven by changes in net (loss) income, stock-based compensation expense, deferred income tax benefit and unrealized foreign currency exchange loss. Total cash flows from operating activities were not impacted by the change.
Financial outlook
Thoughtworks provides the following outlook for the first quarter and full year 2023:
First quarter
Thoughtworks expects the following for the first quarter:
•Revenues in the range of $303 million to $305 million, reflecting year-over-year decline of (5.5)% to (5.0)%; or (2.5)% to (2.0)% in constant currency. Acquisitions, including those completed during 2023, are expected to contribute approximately 3% to year-over-year revenue growth;
•Adjusted EBITDA Margin in the range of 9.5% to 10.5%;
•Adjusted Diluted EPS in the range of $0.03 to $0.04, assuming a weighted average of 333 million diluted outstanding shares; and
•Stock-based compensation expense of $19 million.
Full year
Thoughtworks expects the following for the full year:
•Revenue growth in the range of 0.5% to 2.5%; or 0.0% to 2.0% in constant currency. Acquisitions, including those completed during 2023, are expected to contribute approximately 2% to year-over-year revenue growth;
•Adjusted EBITDA Margin in the range of 18.0% to 19.0%;
•Adjusted Diluted EPS in the range of $0.38 to $0.41, assuming a weighted average of 335 million diluted outstanding shares; and
•Stock-based compensation expense of $81 million.
Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, February 28, 2023, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 12,500 Thoughtworkers strong across 50 offices in 18 countries. Over the last 25+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com

Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client relationships; general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; and our ability to successfully execute our growth strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.

Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature and IPO-related costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized (gain) loss on foreign currency exchange, stock-based compensation expense, employer payroll related expense on employee equity incentive plan, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, IPO-related costs, the change in fair value of contingent consideration, final tax assessment for closed operations and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted earnings (loss) per common share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income, after adjusting for preferred stock dividends, resulting in Adjusted Net Income attributable to common shareholders, by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income (loss) adjusted to exclude income tax expense; interest expense; other expense (income), net, excluding the gain from the sale and settlement of trade receivables; unrealized (gain) loss on foreign currency exchange; stock-based compensation expense; employer payroll related expense on employee equity incentive plan; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; tender offer compensation expense that is considered one-time in nature; IPO-related costs and final tax assessment for closed operations. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues	$310,744	$286,800	$1,296,238	$1,069,945
Operating expenses:
Cost of revenues	205,939	202,703	950,305	669,681
Selling, general and administrative expenses	76,962	87,590	372,761	333,904
Depreciation and amortization	5,120	4,592	20,484	17,599
Total operating expenses	288,021	294,885	1,343,550	1,021,184
Income (loss) from operations	22,723	(8,085)	(47,312)	48,761
Other (expense) income:
Interest expense	(6,959)	(5,140)	(22,461)	(25,456)
Net realized and unrealized foreign currency gain (loss)	13,498	(1,899)	(5,405)	(5,469)
Other (expense) income, net	(1,121)	(1,977)	610	(1,671)
Total other income (expense)	5,418	(9,016)	(27,256)	(32,596)
Income (loss) before income taxes	28,141	(17,101)	(74,568)	16,165
Income tax expense	12,033	(250)	30,825	16,740
Net income (loss)	$16,108	$(16,851)	$(105,393)	$(575)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	17,082	(228)	(28,366)	(9,270)
Comprehensive income (loss)	$33,190	$(17,079)	$(133,759)	$(9,845)

Net earnings (loss) per common share:
Basic earnings (loss) per common share	$0.05	$(0.06)	$(0.34)	$(0.24)
Diluted earnings (loss) per common share	$0.05	$(0.06)	$(0.34)	$(0.24)

Weighted average shares outstanding:
Basic	315,153,905	305,121,815	310,911,526	254,271,997
Diluted	329,639,919	305,121,815	310,911,526	254,271,997

Stock-based compensation expense included in the consolidated statements of (loss) income and comprehensive (loss) income was as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cost of revenues	$15,006	$35,676	$176,046	$60,678
Selling, general and administrative expenses	6,601	15,319	73,869	67,624
Total stock-based compensation expense	$21,607	$50,995	$249,915	$128,302

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$194,294	$368,209
Trade receivables, net of allowance of $9,531 and $8,916, respectively	201,695	145,874
Unbilled receivables	122,499	104,057
Prepaid expenses	19,353	15,994
Other current assets	18,849	44,805
Total current assets	556,690	678,939
Property and equipment, net	38,798	34,500
Right-of-use assets	43,123	—
Intangibles and other assets:
Goodwill	405,017	346,719
Trademark	273,000	273,000
Customer relationships, net	124,047	125,867
Other non-current assets	21,175	22,838
Total assets	$1,461,850	$1,481,863
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,248	$4,773
Long-term debt - current	7,150	7,150
Income taxes payable	22,781	15,693
Accrued compensation	85,477	87,059
Deferred revenue	5,167	13,807
Value-added tax and sales tax payable	7,526	7,954
Accrued expenses	30,227	44,094
Lease liabilities, current	15,994	—
Total current liabilities	179,570	180,530
Lease liabilities, non-current	29,885	—
Long-term debt, less current portion	391,856	497,380
Deferred tax liabilities	62,555	83,191
Other long-term liabilities	19,762	18,805
Total liabilities	683,628	779,906
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 366,306,970 and 356,117,752 issued, 315,681,987 and 305,132,181 outstanding at December 31, 2022 and December 31, 2021, respectively	366	356
Treasury stock, 50,624,983 and 50,985,571 shares at December 31, 2022 and December 31, 2021, respectively	(624,934)	(629,424)
Additional paid-in capital	1,565,514	1,359,149
Accumulated other comprehensive loss	(39,210)	(10,844)
Retained deficit	(123,514)	(17,280)
Total stockholders' equity	778,222	701,957
Total liabilities and stockholders' equity	$1,461,850	$1,481,863

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(105,393)	$(575)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	34,446	29,528
Bad debt expense (recovery)	2,002	(601)
Deferred income tax benefit	(19,425)	(22,369)
Stock-based compensation expense	250,505	127,713
Unrealized foreign currency exchange loss	10,106	5,028
Non-cash lease expense on right-of-use assets	18,597	—
Other operating activities, net	3,300	3,642
Changes in operating assets and liabilities:
Trade receivables	(61,877)	(32,139)
Unbilled receivables	(20,711)	(16,733)
Prepaid expenses	(3,567)	(6,542)
Other assets	2,657	(31,111)
Lease liabilities	(16,721)	—
Accounts payable	144	309
Accrued expenses and other liabilities	(4,674)	62,154
Net cash provided by operating activities	89,389	118,304
Cash flows from investing activities:
Purchase of property and equipment	(24,505)	(26,068)
Proceeds from disposal of fixed assets	571	518
Acquisitions, net of cash acquired	(70,011)	(44,759)
Net cash used in investing activities	(93,945)	(70,309)
Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs and underwriting discounts	—	314,716
Proceeds from issuance of Series A redeemable convertible preferred stock, net of issuance costs	—	380,994
Proceeds from issuance of Series B redeemable convertible preferred stock, net of issuance costs	—	122,228
Payments of obligations of long-term debt	(107,150)	(336,709)
Payments of debt issuance costs	(3,635)	(7,098)
Proceeds from borrowings on revolving credit facility	—	—
Payments on revolving credit facility	—	—
Proceeds from borrowings on long-term debt	—	401,285
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	6,766	(851)
Shares and options purchased under tender offer	—	(701,960)
Proceeds from issuance of common stock	—	1,873
Dividends paid	—	(315,003)
Withholding taxes paid on tender offer	(15,469)	—
Withholding taxes paid on dividends previously declared	(10,009)	—
Withholding taxes paid related to net share settlement of equity awards	(45,643)	—
Other financing activities, net	15	(105)
Net cash used in financing activities	(175,125)	(140,630)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19,697)	(4,622)
Net decrease in cash, cash equivalents and restricted cash	(199,378)	(97,257)
Cash, cash equivalents and restricted cash at beginning of the period	394,942	492,199
Cash, cash equivalents and restricted cash at end of the period	$195,564	$394,942

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Year ended December 31,
	2022	2021
Supplemental disclosure of cash flow information:
Interest paid	$20,984	$23,611
Income taxes paid	$30,283	$33,344

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued expenses	$—	$25,956
Withholding taxes payable included within accrued compensation	$1,020	$—
Option costs receivable included within other current assets	$257	$—
Conversion of convertible preferred stock to common stock	$—	$826,022
Net settlement on exercise of shares	$—	$3,611

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$194,294	$368,209
Restricted cash included in other current assets	—	25,478
Restricted cash included in other non-current assets	1,270	1,255
Total cash, cash equivalents and restricted cash	$195,564	$394,942

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss) allocated to common shareholders	$16,108	$(16,851)	$(105,393)	$(60,217)
Preferred stock dividends	—	—	—	59,642
Net income (loss)	16,108	(16,851)	(105,393)	(575)
Unrealized foreign exchange (gain) loss	(12,136)	1,154	10,106	5,028
Stock-based compensation	21,607	50,995	249,915	128,302
Amortization of acquisition-related intangibles	3,400	2,995	13,144	12,046
Acquisition costs (a)	1,082	588	4,126	8,524
Certain professional fees (b)	382	—	2,014	1,991
Employer payroll related expense on employee equity incentive plan (c)	(94)	1,154	6,353	1,154
Final tax assessment for closed operations (d)	—	—	258	—
Non-recurring tender offer compensation expense (e)	—	—	—	2,715
IPO-related costs (f)	—	—	—	2,713
Change in fair value of contingent consideration (g)	3,454	—	1,027	—
Income tax effects of adjustments (h)	(1,650)	(11,248)	(41,639)	(36,498)
Adjusted Net Income	$32,153	$28,787	$139,911	$125,400

GAAP diluted weighted average common shares outstanding	315,153,905	305,121,815	310,911,526	254,271,997
Employee stock options, RSUs and PSUs	14,486,014	24,722,739	17,974,425	20,253,225
Adjusted diluted weighted average common shares outstanding	329,639,919	329,844,554	328,885,951	274,525,222
GAAP diluted earnings (loss) per common share	$0.05	$(0.06)	$(0.34)	$(0.24)
Adjusted Diluted EPS	$0.10	$0.09	$0.43	$0.46

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$16,108	$(16,851)	$(105,393)	$(575)
Income tax expense	12,033	(250)	30,825	16,740
Interest expense	6,959	5,140	22,461	25,456
Other expense (income), net (i)	3,413	1,977	1,682	1,671
Unrealized foreign exchange (gain) loss	(12,136)	1,154	10,106	5,028
Stock-based compensation	21,607	50,995	249,915	128,302
Depreciation and amortization	8,885	7,826	34,446	29,528
Acquisition costs (a)	1,082	588	4,126	8,524
Certain professional fees (b)	382	—	2,014	1,991
Employer payroll related expense on employee equity incentive plan (c)	(94)	1,154	6,353	1,154
Final tax assessment for closed operations (d)	—	—	258	—
Non-recurring tender offer compensation expense (e)	—	—	—	2,715
IPO-related costs (g)	—	—	—	2,713
Adjusted EBITDA	$58,239	$51,733	$256,793	$223,247
Net income (loss) margin	5.2%	(5.9)%	(8.1)%	(0.1)%
Adjusted EBITDA Margin	18.7%	18.0%	19.8%	20.9%

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross profit, GAAP	$104,805	$84,097	$345,933	$400,264
Stock-based compensation	15,006	35,676	176,046	60,678
Employer payroll related expense on employee equity incentive plan (c)	(222)	98	3,930	98
Depreciation expense	3,764	3,234	13,962	11,929
Adjusted Gross Profit	$123,353	$123,105	$539,871	$472,969
Gross margin, GAAP	33.7%	29.3%	26.7%	37.4%
Adjusted Gross Margin	39.7%	42.9%	41.6%	44.2%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
SG&A, GAAP	$76,962	$87,590	$372,761	$333,904
Stock-based compensation	(6,601)	(15,319)	(73,869)	(67,624)
Acquisition costs (a)	(1,082)	(588)	(4,126)	(8,524)
Certain professional fees (b)	(382)	—	(2,014)	(1,991)
Employer payroll related expense on employee equity incentive plan (c)	(128)	(1,056)	(2,423)	(1,056)
Non-recurring tender offer compensation expense (e)	—	—	—	(2,715)
IPO-related costs (f)	—	—	—	(2,713)
Adjusted SG&A	$68,769	$70,627	$290,329	$249,281
SG&A margin, GAAP	24.8%	30.5%	28.8%	31.2%
Adjusted SG&A Margin	22.1%	24.6%	22.4%	23.3%
(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Excludes employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(d)Adjusts for certain tax related expenses related to final tax assessments from closing operations in Uganda, which was completely shut down in 2015.
(e)Adjusts for the additional compensation expense related to the tender offer completed in the first quarter of 2021.
(f)Adjusts for IPO-readiness costs and expenses that do not qualify as equity issuance costs.
(g)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(h)Adjusts for the income tax effects of the foregoing adjusted items.
(i)The fourth quarter and full year 2022 excludes a $2.3 million gain related to the sale and settlement of trade receivables which was included within Other income (expense), net in the consolidated statements of (loss) income and comprehensive (loss) income.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$32,131	$22,805	$89,389	$118,304
Purchase of property and equipment	(4,833)	(4,564)	(24,505)	(26,068)
Free Cash Flow	$27,298	$18,241	$64,884	$92,236